                                                                    Exhibit 4.11


                        ASSIGNMENT OF SECURITY INTEREST
                    IN UNITED STATES TRADEMARKS AND PATENTS
                    ---------------------------------------

          FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, APW LTD., a Bermuda corporation (the "Parent"), APW NORTH AMERICA, INC., a Delaware corporation ("APW-NA"), the other persons or entities which are listed on the signature pages hereof as assignors or which from time to time become parties hereto as assignor (collectively, including the Parent and APW-NA, the "Assignors" and individually each a "Assignor"), hereby assign and grant to Bank of America, National Association, in its capacity as Administrative Agent for the Banks (the "Assignee"), a security interest in (i) all of the Assignors' right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all of the Assignors' right, title and interest in and to the United States patents and patent applications (the "Patents") set forth on Schedule B attached, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

          THIS ASSIGNMENT is made to secure the satisfactory performance and payment of all the Obligations of each of the Assignors, pursuant to the Security Agreement among the Assignors, the other assignors from time to time party thereto and the Assignee, dated as of March 30, 2001 (as amended from time to time, the "Security Agreement"). Upon the payment in full of all Liabilities and the termination of all Commitments, the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to the Assignors an instrument in writing releasing the security interest in the Marks and Patents acquired under this Assignment.

          This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern. Capitalized terms that are not otherwise defined herein shall have the respective meanings assigned thereto in the Security Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this assignment as of the 12th day of April, 2001.

                            APW LTD.

                             /s/ James Maxwell
                            ----------------------------------------------------
                            By:  James Maxwell
                            Title:  Assistant Treasurer


                            DOMESTIC SUBSIDIARIES OF PARENT:

                            APW MAYVILLE, LLC
                            APW WRIGHT LINE LLC
                            ASPEN POWER SYSTEMS, LLC
                            EDER INDUSTRIES INC.
                            VERO ELECTRONICS INC.


                             /s/ James Maxwell
                            ----------------------------------------------------
                            By:  James Maxwell
                            Title:  Treasurer or Assistant Treasurer, as
                                    applicable

                            APW NORTH AMERICA INC.

                             /s/ James Maxwell
                            ----------------------------------------------------
                            By:  James Maxwell
                            Title:  Treasurer


                            DOMESTIC SUBSIDIARIES OF APW-NA:

                            APW ENCLOSURE SYSTEMS, INC.
                            APW-ERIE, INC.
                            ASPEN MOTION TECHNOLOGIES INC.
                            CAMBRIDGE AEROFLO, INC.
                            ELECTRONIC SOLUTIONS
                            HSP USA INC.
                            INNOVATIVE METAL FABRICATION, INC.
                            MCLEAN MIDWEST CORPORATION
                            MCLEAN WEST INC.
                            METAL ARTS MANUFACTURING, INC.
                            PRECISION FABRICATION TECHNOLOGIES, INC.
                            RUBICON USA INC.
                            ZERO-EAST DIVISION, ZERO CORPORATION
                            ZERO ENCLOSURES, INC.
                            ZERO INTERNATIONAL, INC.

                             /s/ James Maxwell
                            ----------------------------------------------------
                            By:  James Maxwell
                            Title: Treasurer, Assistant Treasurer or Chief Financial Officer, as applicable

                            APW ENCLOSURE SYSTEMS HOLDING,  INC.


                             /s/ Howard Lederman
                            ---------------------------------------------------
                            By:  Howard Lederman
                            Title:  Vice President


                            APW ENCLOSURE SYSTEMS, LP by APW ENCLOSURE SYSTEMS HOLDING, INC., its General Partner


                             /s/ Howard Lederman
                            ---------------------------------------------------
                            By:  Howard Lederman
                            Title:  Vice President

                            BANK OF AMERICA, NATIONAL ASSOCIATION, as
                            Administrative Agent


                             /s/ M. H. Claggett
                            ----------------------------------------------------
                            By
                            Name:  Margaret H. Claggett
                            Title:  Managing Director

          Signature page for the Assignment of Security Interest in United States Trademarks and Patents, dated as of April _____, 2001 among APW Ltd., APW North America, Inc., various other parties and Bank of America, National Association, as Administrative Agent for the Banks referred to herein.

          The undersigned is executing a counterpart hereof for purposes of becoming a party hereto (and attached to this signature page are supplements to the Schedules to the Assignment of Security Interest in United States Trademarks and Patents setting forth all relevant information with respect to the undersigned):

                            [ADDITIONAL DEBTOR]


                            __________________________________
                            By:
                            Title:

STATE OF      )
              ) ss.:
COUNTY OF     )


          On this 12th day of April, 2001, before me personally came James Maxwell who, being by me duly sworn, did state as follows: that he is Treasurer, Assistant Treasurer or Chief Financial Officer of: APW LTD.; APW MAYVILLE, LLC; APW WRIGHT LINE LLC; ASPEN POWER SYSTEMS, LLC; EDER INDUSTRIES INC.; VERO ELECTRONICS INC.; APW NORTH AMERICA INC.; APW ENCLOSURE SYSTEMS, INC.; APW-ERIE, INC.; ASPEN MOTION TECHNOLOGIES INC.; CAMBRIDGE AEROFLO, INC.; ELECTRONIC SOLUTIONS; HSP USA INC.; INNOVATIVE METAL FABRICATION, INC.; MCLEAN MIDWEST CORPORATION; MCLEAN WEST INC.; METAL ARTS MANUFACTURING, INC.; PRECISION FABRICATION TECHNOLOGIES, INC.; RUBICON USA INC.; ZERO-EAST DIVISION, ZERO CORPORATION; ZERO ENCLOSURES, INC.; and ZERO INTERNATIONAL, INC., that he is authorized to execute the foregoing Assignment on behalf of said corporation or limited liability company and that he did so by authority of the Board of Directors of said corporation or managers of said limited liability company.


                                   /s/ Shawn P. Crawford
                                 --------------------------------
                                         Notary Public

STATE OF    )
            ) ss.:
COUNTY OF   )


          On this 12th day of April, 2001, before me personally came Howard Lederman who, being by me duly sworn, did state as follows: that he is Vice President of APW ENCLOSURE SYSTEMS HOLDING, INC., that he is authorized to execute the foregoing Assignment on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.


                                 /s/ Shawn P. Crawford
                              --------------------------------
                                      Notary Public

STATE OF    )
            ) ss.:
COUNTY OF   )


          On this __ day of ____________, 2001, before me personally came ___________ _______________________who, being by me duly sworn, did state as follows: that [s]he is __________________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                  ____________________________
                                         Notary Public